Exhibit 99.1

            Alaska Communications Systems Announces Change
                  in Independent Public Accountants

    ANCHORAGE, Alaska--(BUSINESS WIRE)--March 16, 2005--Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today announced the audit committee of its board of directors voted to dismiss Deloitte & Touche LLP as the company's independent public accountant and appoint KPMG LLP, effective immediately. The decision to change auditors was not the result of any disagreement between the company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
    "We value the services Deloitte has provided ACS over the past six years," said David Wilson, ACS senior vice president and chief financial officer. "However, after an extensive review of costs and logistical issues related to location, we believe KPMG is better suited to serve our needs going forward, and we look forward to working with them."
    ACS filed a Form 8-K Current Report today with the Securities and Exchange Commission on this matter.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

    Safe Harbor Statement

    Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company's financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ACS. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company's Form 10-K for the year ended December 31, 2004 and other filings with the SEC. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

    CONTACT: Alaska Communications Systems
             Mary Ann Pease, 907-297-3000
             mpease@acsalaska.com
             or
             Lippert/Heilshorn & Associates (for ACS Investors)
             Kirsten Chapman, 415-433-3777
             David Barnard, CFA, 415-433-3777
             david@lhai-sf.com